                                  Exhibit 23(a)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated January 15, 1998 (except for note 2, as to which the date is March 19, 1998) accompanying the consolidated financial statements of JeffBanks, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ending December 31, 1997 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.





Philadelphia, Pennsylvania                           /s/ GRANT THORNTON LLP
October 30, 1998                                -------------------------
                                                         GRANT THORNTON LLP